Exhibit 3.105

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “NYCE PAYMENTS NETWORK, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE THIRTIETH DAY OF JULY, A.D. 2004, AT 3:25 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE NINETEENTH DAY OF OCTOBER, A.D. 2004, AT 4:07 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2004, AT 11:59 O’CLOCK P.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “NYCE CORPORATION” TO “NYCE PAYMENTS NETWORK, LLC”, FILED THE EIGHTEENTH DAY OF MAY, A.D. 2006, AT 8:11 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE EIGHTEENTH DAY OF MAY, A.D. 2006, AT 9 O’CLOCK A.M.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8063692 DATE: 06-18-10

2376559 8100X
100671250
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware The First State	PAGE 2

CERTIFICATE OF FORMATION, FILED THE EIGHTEENTH DAY OF MAY, A.D. 2006, AT 8:11 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE EIGHTEENTH DAY OF MAY, A.D. 2006, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2006, AT 4:18 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF JANUARY, A.D. 2007, AT 2 O’CLOCK A.M.

	SECRETARY’S OFFICE DELAWARE [SEAL]	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8063692 DATE: 06-18-10

2376559 8100X
100671250
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 03:25 PM 07/30/2004 FILED 03:25 PM 07/30/2004 SRV 040560709—2376559 FILE

FOURTH RESTATED CERTIFICATE OF INCORPORATION

OF

NYCE CORPORATION

NYCE Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is NYCE Corporation. The date of the filing of its original Certificate of Incorporation, under the name InfiNet Payment Services, Inc., with the Secretary of State of the State of Delaware was February 7, 1994.

2. This Fourth Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation of the Corporation, as heretofore restated, amended and supplemented, and was duly adopted by the written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law (“DGCL”).

3. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to provide as herein set forth in full.

FIRST: The name of the Corporation is NYCE Corporation.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:

4.1 Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is 200,000 shares, consisting of 200,000 shares of Class C common stock having a par value of $0.01 per share (“Class C Stock”).

4.2 Qualifications of Stockholders.

(a) Each holder of Class C Stock shall be legally authorized to hold such Class C Stock and must be (i) a Depository Institution; (ii) a Depository Institution Holding Company; (iii) a Subsidiary of a Depository Institution or Depository Institution Holding Company; or (iv) any other Person approved as a stockholder of the Corporation by at least a majority of the directors then in office. The terms “Affiliate,” “Depository Institution,” “Depository Institution Holding Company,” “Person,” “Subsidiary” and certain other terms used in this Certificate of Incorporation, each of which is capitalized, are defined in Article EIGHTH hereof.

(b) Each Class C Stockholder and each Affiliate of a Class C Stockholder that, in either case, (i) has its principal place of business in the Principal Service Area and (ii) is a Depository Institution, shall at all times be a signatory to a Participant Agreement, unless the Board of Directors shall consent to such Class C Stockholder or any of its Affiliates not being a party to a Participant Agreement.

(c) Nothing in this Article FOURTH shall preclude the Corporation from purchasing or redeeming any share of Class C Stock, in accordance with applicable law and the other applicable provisions of this Certificate of Incorporation.

FIFTH: Election of directors need not be by ballot except to the extent otherwise provided in the Bylaws.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, except as may be otherwise provided herein or by law.

SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or any of its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or such other applicable section of the DGCL regarding the personal liability of directors, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of this Certificate of Incorporation to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH: For purposes of this Certificate of Incorporation, the following terms shall have the meanings indicated below:

“Affiliate” shall mean, as to any Person, (a) each direct or indirect Subsidiary of such Person, (b) each other Person of which such Person is a direct or indirect Subsidiary and (c) each other direct or indirect Subsidiary of such other Person.

“Board of Directors” shall mean, at any time, the board of directors of the Corporation as constituted at such time.

2

“Business Day” shall mean any day other than a Saturday, Sunday or Federal holiday.

“Bylaws” shall mean, at any time, the Bylaws of the Corporation as in effect at such time.

“Certificate of Incorporation” shall mean, at any time, this Certificate of Incorporation as in effect at such time.

“Class C Stock” shall have the meaning provided in Section 4.1 of Article FOURTH.

“Corporation” shall have the meaning provided in the first sentence hereof.

“DGCL” shall have the meaning provided in the second paragraph hereof.

“Depository Institution” shall mean a “depository institution” as defined in 12 U.S.C.A. § 1861(b)(4), as amended from time to time, or in any successor statute, but excluding any institution that does not generally engage in the business of receiving deposits from the public.

“Depository Institution Holding Company” shall mean (a) a “bank holding company” as defined in 12 U.S.C.A. §1841(a), (b) a “financial holding company” as defined in 12 U.S.C.A. § 1841(p) or (c) a “savings and loan holding company” as defined in 12 U.S.C.A. §1467a(l)(D), excluding a “diversified savings and loan holding company” as defined in 12 U.S.C.A. §1467a(l)(F), in each case as amended from time to time, or in each case as defined in any successor statute.

“NYCE Network” shall mean the electronic funds transfer network operated and managed by the Corporation, as such network may exist from time to time thereafter; provided, that the NYCE Network shall not include (a) any other electronic funds transfer network which may be developed or acquired by the Corporation, so long as participants in the NYCE Network are not required to participate in such electronic funds transfer network, (b) other business or operations of the Corporation from time to time, whether or not such business or operations are conducted under the “NYCE” name or associated marks, or (c) any products, services, features, rules, procedures or programs which are not addressed by the Operating Rules.

“Operating Rules” shall mean the operating rules of the NYCE Network, together with the Graphic Standards (as defined in the Operating Rules), each as amended from time to time.

“Participant Agreement” shall have the meaning provided in the Operating Rules.

3

“Person” shall mean an individual, corporation, partnership, joint venture, association, limited liability company, unincorporated organization, joint-stock company, trust or other entity.

“Principal Service Area” shall mean the Corporation’s principal service area as defined in the Operating Rules.

“Subsidiary” shall mean, as to any Person, any corporation, partnership, limited liability company, joint venture, trust, association or other entity of which such Person (either alone or through or together with any other Subsidiary) (a) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture, trust, association or other entity and (b) exercises control over such other Person.

Except as otherwise specified herein, all references in this Certificate of Incorporation to the DGCL or any provision thereof shall mean such statute or provision as it may be amended from time to time, and shall include any successor to such statute or provision.

NINTH: Except as otherwise provided in this Certificate of Incorporation, the Corporation reserves the right to amend or repeal any provision of this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

I, James S. Judd, the Executive Vice President and Secretary of the Corporation, for the purpose of amending and restating the Corporation’s Certificate of Incorporation pursuant to the DGCL, do make this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation this 30th day of July, 2004.

/s/ James S. Judd
James S. Judd

State of Delaware Secretary of State Division of Corporations Delivered 04:07 PM 10/19/2004 FILED 04:07 PM 10/19/2004 SRV 040754070—2376559 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF ROOSEVELT ACQUISITION CORP.

WITH AND INTO

NYCE CORPORATION

Roosevelt Acquisition Corp., a corporation organized and existing under the laws of the State of Wisconsin (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Corporation was incorporated on the 4th day of May, 2004, pursuant to the Wisconsin Business Corporations Law, the provisions of which permit the merger of a parent corporation of said state into a subsidiary corporation organized and existing under the laws of another state.

SECOND: That the Corporation is the parent of NYCE Corporation, a corporation organized and existing under the laws of the State of Delaware (“NYCE”).

THIRD: Pursuant to section 253 of the Delaware General Corporation Law and section 180.1104 of the Wisconsin Business Corporation Law, approval of the Merger (as defined below) by the Corporation’s, shareholders is not required.

FOURTH: That the Corporation, by action of the Corporation’s Board of Directors on October 14, 2004, duly adopted the following resolutions to effect the merger of Roosevelt into the NYCE (“the Merger”) pursuant to section 253 of the Delaware General Corporation Law and section 180.1104 of the Wisconsin Business Corporation Law:

RESOLVED, that the Agreement and Plan of Merger attached hereto as Exhibit A (the “Plan of Merger”) has been approved and adopted.

FURTHER RESOLVED, that, upon the terms set forth in the Plan of Merger, and in accordance with the Delaware General Corporation Law and the Wisconsin Business Corporation Law, at the effective time of the merger, Roosevelt shall be merged with and into NYCE, and. as a result of the merger, the separate corporate existence of Roosevelt shall cease and NYCE shall continue as the surviving corporation of the merger.

FURTHER RESOLVED, that the officers of the Corporation be, and any one or more of them hereby are, authorized and directed, for and on behalf of the Corporation, to (i) execute the Plan of Merger, (ii) make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions providing for the merger, and to cause the same to be filed with the Secretary of State of the State of Delaware,

(iii) make and execute Articles of Merger providing for the merger, and to cause the same to be filed with the State of Wisconsin Department of Financial Institutions and (iv) do all other acts and things whatsoever, whether within or outside the State of Delaware or the State of Wisconsin, which may otherwise be necessary or advisable to effect the merger.

FIFTH: The Merger is to become effective at 11:59 p.m. (central time) on October 31, 2004.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by an authorized officer as of the 14 day of October 2004.

ROOSEVELT ACQUISITION CORP

BY	/s/ Norrie J. Daroga
Norrie J. Daroga, Senior Vice President, Secretary and Treasurer

2

CERTIFICATE OF FORMATION

OF

NYCE PAYMENTS NETWORK, LLC

1. The name of the limited liability company (the “Company”) is NYCE PAYMENTS NETWORK, LLC.

2. The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Company’s registered agent at such address is The Corporation Trust Company.

3. The Certificate of Formation shall be effective as of 9:00 a.m. (eastern time) on May 18, 2006.

Dated this 1st day of May, 2006.

/s/ Norrie J. Daroga
Norrie J. Daroga, Organizer

State of Delaware Secretary of State Division of Corporations Delivered 08:11 AM 05/18/2006 FILED 08:11 AM 05/18/2006 SRV 060471949—2376559 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

FOREIGN CORPORATION INTO

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is NYCE Payments Network, LLC and the name of the corporation being merged into this surviving limited liability company is Response Data Corp.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

THIRD: The name of the surviving limited liability company is NYCE Payments Network, LLC.

FOURTH: The merger is to become effective on January 1, 2007 at 2:00 a.m. Eastern Standard Time.

FIFTH: The Agreement of Merger is on file at 4900 West Brown Deer Road, Brown Deer, WI 53223, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, this 29th day of December, 2006.

NYCE PAYMENTS NETWORK, LLC

BY METAVANTE CORPORATION, Sole Member

BY	/s/ Norrie J. Daroga
Norrie J. Daroga, Executive Vice President and Corporate Secretary

State of Delaware Secretary of State Division of Corporations Delivered 04:22 PM 12/29/2006 FILED 04:18 PM 12/29/2006 SRV 061202112—2376559 FILE